Exhibit 10.1
THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
CONVERTIBLE PROMISSORY NOTE
Date of Note: August 27, 2024
Principal Amount of Note: $250,000
Purchase Price of Note: $237,500
Original Issue Discount: $12,500
For value received NUVVE HOLDING CORP., a Delaware corporation (the “Company”), promises to pay to the undersigned holder (the “Holder”) the Principal Amount of Note of $250,000.00 as set forth above (the “Full Principal Amount”) with interest on the outstanding Full Principal Amount at a rate equal to 10.5% per annum (the “Interest Rate”); provided, however, if the Company elects to prepay the Note in whole pursuant to Section 1(b)(ii) hereof on or prior to September 30, 2024 (the “Early Prepayment Date”), the Company shall only be obligated to pay the Holder the Purchase Price of Note of $237,500 as set forth above (the “Non-OID Principal Amount”) with interest on the outstanding Non-OID Principal Amount at the Interest Rate; provided, further, however, upon and during the continuance of an Event of Default (as defined below) interest shall accrue at a rate per annum equal to the Interest Rate plus 2.0%. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full. Interest shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed. All accrued but unpaid interest (to the extent provided herein) and principal shall be due and payable on October 31, 2024, unless sooner requested in writing by the Holder on or after the closing date of a Change of Control (as defined below) (collectively, the “Maturity Date”).
1.Basic Terms.
(a)Payments. All payments of interest and principal due under this Note (this “Note”) shall be in lawful money of the United States of America and shall be made to the Holder. All payments shall be applied first to accrued interest, and thereafter to principal.
(b)Prepayment.
(i)The Company may prepay the principal outstanding under this Note in whole or in part, at any time prior to the Maturity Date at 100% of the Full Principal Amount plus any unpaid accrued interest thereon.

(ii)Notwithstanding anything to the contrary contained herein, the Company may elect to prepay the principal outstanding under this Note in whole, at any time prior to or on the Early Prepayment Date, at 100% of the Non-OID Principal Amount plus any unpaid accrued interest thereon. For purposes of clarity, if the Company elects to prepay the principal outstanding under this Note in whole on or prior to the Early Prepayment Date, the amount owed shall equal the sum of (a) the outstanding Non-OID Principal Amount and (b) any unpaid accrued interest as calculated using the Non-OID Principal Amount as the principal amount outstanding. If the Note is not prepaid in whole on or prior to the Early Prepayment Date, the Company shall be obligated to pay the Full Principal Amount plus any unpaid accrued interest thereon as of such date and as otherwise set forth in this Note.
2.Repayment.
(a)Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to 100% of the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal. For purposes of this Note, a “Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control. Any repayment pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.
(b)Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to five days prior to the closing for the Change of Control.
3.Representations and Warranties.
(a)Representations and Warranties of the Company. Except as set forth in the SEC Documents (as defined below), the Company represents and warrants to the Holder, as of the date hereof, that:

(i)Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).
(ii)Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations hereunder. The Company’s Board of Directors (the “Board”) has approved this Note.
(iii)Authorization. All corporate action on the part of the Company necessary for the issuance and delivery of the Note has been taken. The Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors.
(iv)Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of the Note has been obtained.
(v)Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.
(vi)Compliance with Other Instruments. To its knowledge, the Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of the Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.
(vii)No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e)

under the Act. For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.
(viii)SEC Documents; Disclosure. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933 and the Exchange Act of 1934, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transaction contemplated by the Note, the Company confirms that neither it nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company.
(ix)Use of Proceeds. The Company shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.
(b)Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:
(i)Purchase for Own Account. The Holder is acquiring the Note solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.
(ii)Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Note, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.
(iii)Ability to Bear Economic Risk. The Holder acknowledges that investment in the Note involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Note and to suffer a complete loss of the Holder’s investment.
(iv)Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Note unless and until:
(1)The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.
(2)Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holder hereunder.
(v)Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.
(vi)No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the

Holder in this paragraph and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.
(vii)Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, if any, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.
4.Events of Default.
(a)If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company, this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:
(i)any representation or warranty made in the Note, shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within 30 business days after notice of such failure is sent by the Holder to the Company;
(ii)the Company shall fail to observe or perform any other covenant or agreement contained in the Note, except as set forth in Section 4(a)(iii) below, which failure is not cured, if possible to cure, within 30 business days after written notice of such failure is sent by the Holder to the Company;
(iii)the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable, which failure is not cured within 10 business days after written notice of such failure is sent by the Holder to the Company;
(iv)the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or
(v)an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).
(b)If the Holder initiates a lawsuit to enforce and collect amounts due under this Note upon the occurrence of any Event of Default which is not subsequently cured, the

Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.
5.Conversion of Note.
(a)Conversion Rights. At any time or times after the occurrence of an Event of Default (or if such date is not a Trading Day, the first Trading Day immediately thereafter), the Holder shall be entitled to convert any then-outstanding principal amount and any unpaid accrued interest under this Note (the “Conversion Amount”) into fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 5. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 5 shall be determined by dividing (x) such Conversion Amount by (y) $0.492 per share of Common Stock, as adjusted from time to time pursuant to the other terms and conditions of this Note (the “Conversion Price”), on the terms and conditions set forth in this Section 5. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section 5 shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. For purposes of this Note, “Trading Day” means a day on which the Common Stock are quoted or traded on any of The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges on which the Common Stock are then quoted or listed; provided, that in the event that the Common Stock are not listed or quoted, then Trading Day shall mean a business day.
(b)Adjustment.
(i)If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock, (b) subdivide outstanding Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(ii)Upon the occurrence of adjustment pursuant to this Section 5(b), the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of shares or other securities issuable upon conversion of this Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of such certificate to the Holder.
(c)Mechanics of Conversion.
(i)To convert any Conversion Amount into Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) if required by Section 5(c)(ii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the transfer agent of the Company (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if legends are required to be placed on certificates of Common Stock or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Securities and Exchange Commission. If this Note is physically surrendered for conversion and the outstanding principal of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Trading Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal not converted. The Holder entitled to receive the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock upon the transmission of a Conversion Notice.
(ii)Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the amount of principal and accrued interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.
(d)Other Provisions.

(i)The Company covenants that the number of Common Stock comprised in the Company’s authorized share capital but unissued and not otherwise reserved for issuance shall be not less than the maximum number of Common Stock issuable upon conversion of this Note (the “Required Reserve Amount”). If at any time the number of Common Stock reserved pursuant to this Section 5(d)(i) becomes less than the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to its general meeting of stockholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Note, recommending that stockholders vote in favor of such an increase. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Common Stock, when issued, will be validly issued, fully paid and nonassessable.
(ii)Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 4 herein for the Company’s failure to deliver certificates representing Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law.
6.Security.
(a)Grant of Security Interest. For value received, if, at any time during which this Note remains outstanding, the Company and Nuvve Corporation, a wholly-owned subsidiary of the Company, fully satisfy their obligations under that certain Subordinated Business Loan and Security Agreement, dated as of August 6, 2024, by and among Agile Capital Funding, LLC as collateral agent (“Agile Capital”), Agile Lending, LLC, the Company and Nuvve Corporation, a wholly-owned subsidiary of the Company (the “Business Loan Agreement”), such that the security interests granted to Agile Capital under the Business Loan Agreement are deemed released pursuant to the terms therein (the “Agile Security Release”), then the Company shall grant to the Holder, effective as of immediately after the effectiveness of the Agile Security Release, to secure the payment and performance in full of all of the indebtedness, obligations, liabilities and undertakings of the Company to the Holder, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including all interest, fees, costs and expenses that the Company is hereby or otherwise required to pay and perform pursuant to this Note, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Holder, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of this Note, including instruments or agreements executed and delivered pursuant hereto or in connection herewith (collectively, the “Secured Obligations”), a security interest in and pledges and assigns to the Holder all of the following properties, assets and rights of the Company, wherever located, whether the Company now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto: (i) personal and fixture property of every kind and nature, including all goods (including inventory, equipment and any accessions thereto); (ii) instruments (including promissory notes); (iii) documents (whether tangible or electronic); (iv) accounts (including healthcare insurance receivables); (v) chattel paper (whether tangible or electronic); (vi) money; (vii) deposit accounts; (viii) letters of credit and letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); (ix) securities and all other investment property; (x) supporting obligations; and (xi) other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims and all general intangibles (including all payment intangibles) (collectively, the “Collateral”).
(b)Priority of Security Interest. The Company represents and warrants to the Holder and covenants that the security interests granted hereunder, if any, shall be, until the cancellation this Note pursuant to Section 7(n), a first priority perfected security interest in the Collateral. Any such security interest granted under this Note is referred to herein as a “Security Interest Grant.”
(c)Security Interest Holder’s Remedies. If there shall be any Event of Default during any time in which a Security Interest Grant remains effective and outstanding, the Holder shall, in addition to any other remedy set forth in this Note, be entitled to either (i) (A) declare all Secured Obligations immediately due and payable (without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived) and the same shall thereupon become immediately due and payable without any further action on the part of the Holder, (B) enter the Company’s property where the Collateral is located and take possession of the Collateral without demand or legal process, (C) sell, lease or otherwise dispose of the Collateral at any public or private sale in accordance with the law, and/or (D) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Holder under law, including those rights and remedies available to the Holder under Article 9 of the Uniform Commercial Code in effect from time to time in Delaware (the “UCC”); or (ii) cause the outstanding principal amount and any unpaid accrued interest of this Note to be converted in accordance with Section 5 hereof.
(d)Perfection of Security Interest and Further Assurances. At any time on or after the date of the Security Interest Grant, and from time to time thereafter, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties and take all further action that may be necessary or desirable, or that the Holder may reasonably request, in order to create or maintain the validity, perfection or priority of, and protect any security interest, granted or purported to be granted hereby, or to enable the Holder to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Company. The Company hereby authorizes the Holder to file or record any document necessary to perfect, continue, amend or terminate its security interest in the Collateral, including any financing statements (including amendments) authorized to be filed under the UCC or the Uniform Commercial Code of any other jurisdiction, without signature of the Company where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Company, or words of similar effect.
(e)Transfer of Collateral. Following the date of issuance of a Security Interest Grant, the Company shall not sell, offer to sell, assign, lease, license or otherwise transfer, or grant, create, permit or suffer to exist any option, security interest, lien or other restriction, limitation or encumbrance in or on, any part of the Collateral (except for sales or leases of inventory or licenses of general intangibles in the ordinary course of business), without the prior written consent of the Holder.
(f)Termination of Security Interest. Upon the cancellation of this note pursuant to Section 7(n), (i) all liens in the Collateral granted by the Company in favor of the Holder under, or pursuant to, this Note, if any, shall automatically be terminated and released without any further action by any person or entity and all rights therein shall revert to the Company and (ii) the Holder will release its liens in the Collateral and execute and deliver to the Company such documents reasonably requested by the Company to evidence such release.
(g)Conditions to Security Interest Obligations. Notwithstanding anything to the contrary contained herein, no Security Interest Grant shall be made by the Company to the Holder at any time prior to the completion of the Agile Security Release. Additionally, nothing in this Note shall require the Company to grant Holder any security interests or otherwise be subject to any obligations that would result in the Company or any of its subsidiaries to violate their respective obligations under the Business Loan Agreement, including, but not limited to, the provisions relating to the security interest granted to Agile Capital under the Business Loan Agreement. For purposes of clarity, if this Note is fully repaid or otherwise terminated prior to the occurrence of the Agile Security Release, no security interest shall be granted to Holder pursuant to this Note.
7.Miscellaneous Provisions.
(a)Waivers. Except as expressly set forth in this Note, the Company hereby waives demand, notice, presentment, protest and notice of dishonor.
(b)Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.
(c)Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d)Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.
(e)Governing Law; Venue; Waiver of Jury Trial. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles. Each party hereby submits to the exclusive jurisdiction of any state or United States federal court located in Delaware for any action or proceeding arising out of or relating to this Note. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH THIS NOTE.
(f)Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.
(g)Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(h)Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.
(i)Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.
(j)Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be null and void ab initio and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.
(k)Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.
(l)Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.
(m)Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(n)Cancellation. After all principal and interest at any time owed on this Note has been paid in full or otherwise extinguished, this Note will be automatically canceled and the rights and obligations hereunder terminated, and Holder will immediately surrender this Note to the Company. After cancellation of this Note, this Note will not be reissued.

[Signature pages follow]

The parties have executed this Note as of the date first noted above.

COMPANY:

NUVVE HOLDING CORP.

By: __________________________________
Name:
Title:

Signature Page for Note

The parties have executed this Note as of the date first noted above.

HOLDER:

[●]

By: __________________________________
Name:
Title:

Signature Page for Note

EXHIBIT A
CONVERSION NOTICE

TO: Nuvve Holding Corp.

Via Email:
Attn: Chief Executive Officer; Chief Financial Officer

The undersigned hereby elects to convert certain outstanding amount as set forth below of the Convertible Promissory Note of Nuvve Holding Corp., a Delaware corporation (the “Company”), issuance date August 27, 2024, into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

    Principal Amount of Note to Be Converted:     $

    Accrued Interest to be Converted:         $

    Total Conversion Amount to be Converted:    $

    Conversion Price per Share:             $

    Number of Shares of Common Stock to be Issued upon Conversion:

Signature:

Name (Print):

Mailing Address:

Phone Number:

Email:

Date:

4883-8308-5012.3
4872-5700-7325.2